Exhibit 24.3



                       Consent of Independent Accountants


The Board of Directors
Intervest Bancshares Corporation
New York, New York:


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 18, 2001 with the respect to the financial statements of Intervest Corporation of New York included in the Registration Statement (Post-Effective Amendment No. 3 on Form S-1 to Form SB-2 No. 333-64177) and related prospectus of Intervest Bancshares Corporation.




Richard A. Eisner & Company, LLP
New York, New York
June 20, 2001